As filed with the U.S. Securities and Exchange Commission on April 6, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	90-0134860
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11804 North Creek Parkway South

Bothell, WA 98011

(425) 205-2900

(Address, including zip code and telephone number, of registrant’s principal executive offices)

Randall C. Schatzman, Ph.D.

President and Chief Executive Officer

11804 North Creek Parkway South

Bothell, WA 98011

(425) 205-2900

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

James B. Bucher Senior Vice President & General Counsel Alder BioPharmaceuticals, Inc. 11804 North Creek Parkway South Bothell, WA 98011 (425) 205-2900	Sonya F. Erickson John T. McKenna Cooley LLP 1700 Seventh Avenue, Suite 1900 Seattle, WA 98101 (206) 452-8700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☒ (File No. 333-204648)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	$23,750,000	$2,392

(1)	The proposed maximum offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the shares of common stock registered hereunder. The registrant previously registered such indeterminate number of shares common stock as would have an aggregate offering price not to exceed $350,000,000 on a Registration Statement on Form S-3 (File No. 333-204648), which was effective upon filing on June 2, 2015. Of these shares, the Registrant sold 5,168,539 shares of its common stock at an aggregate offering price of $229,999,986 pursuant to a Prospectus Supplement dated June 25, 2015, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (File No. 333-204648), which was effective upon filing on June 2, 2015, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $23,750,000. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account at Wells Fargo Bank, NA as soon as practicable (but no later than the close of business on April 7, 2016); (ii) it will not revoke such instruction; and (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, State of Washington, on April 6, 2016.

ALDER BIOPHARMACEUTICALS, INC.

By:	/s/ Randall C. Schatzman
Randall C. Schatzman, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall C. Schatzman Randall C. Schatzman, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 6, 2016

/s/ Larry K. Benedict Larry K. Benedict	Senior Vice President, Finance (Principal Financial and Accounting Officer)	April 6, 2016

* Stephen M. Dow	Chairman of the Board of Directors	April 6, 2016

* Gary Bridger, Ph.D.	Director	April 6, 2016

Paul Carter	Director

Paul Cleveland	Director

* A. Bruce Montgomery	Director	April 6, 2016

* Deepa R. Pakianathan, Ph.D.	Director	April 6, 2016

* Heather Preston, M.D.	Director	April 6, 2016

* Clay B. Siegall, Ph.D.	Director	April 6, 2016

*By:	/s/ Larry K. Benedict
Larry K. Benedict Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Pricewaterhouse Coopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of Registration Statement on Form S-3 (File No. 333-204648)).